JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

     The undersigned hereby acknowledge and agree that the foregoing Statement of Beneficial Ownership on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


Dated:  February 14, 2005               /s/  Daniel S. Loeb
                                        ----------------------------------
                                        Name:  Daniel S. Loeb


Dated:  February 14, 2005               THIRD POINT LLC

                                        By: /s/  Daniel S. Loeb
                                            ------------------------------
                                            Name:  Daniel S. Loeb
                                            Title: Managing Member


Dated:  February 14, 2005               THIRD POINT OFFSHORE FUND, LTD.

                                        By: /s/  Daniel S. Loeb
                                            ------------------------------
                                            Name:  Daniel S. Loeb
                                            Title: Director